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                                                                      EXHIBIT 21
                       SUBSIDIARIES OF TEMPLE-INLAND INC.
                       ----------------------------------
                      Name (Jurisdiction of Incorporation)
           All Subsidiaries are wholly-owned unless noted otherwise.

INLAND CONTAINER CORPORATION I (DELAWARE)
        Inland Paperboard and Packaging, Inc.(Delaware)
            El Morro Corrugated Box Corporation (Delaware)
            El Morro Corrugated Box Corporation (Puerto Rico)
            Georgia Kraft Company (Delaware)
                    Sabine River & Northern Railroad Company (Texas)
            Inland Argentina, Inc. (Delaware)
            Inland Chile I, Inc. (Delaware)
                    Manufacturas y Embalajes Inland Chile Limitada (Chile)
            Inland Chile II, Inc. (Delaware)
            Inland Container FSC, Inc. (U.S. Virgin Islands)
            Inland International Holding Company (Delaware)
                    Inland Corrugados de Mexico, S.A. de C.V. (Mexico)
                           Inland Corrugados de Guanajato, S.A. de C.V. (Mexico) Inland Corrugados de Monterrey, S.A. de C.V. (Mexico) Inland Corrugados de Sinaloa, S.A. de C.V. (Mexico)
                    TinCorr S.A. (Uruguay)
            Inland Paper Company, Inc. (Indiana)
            Wesland Container LLC (Arkansas) (50% interest)

TEMPLE-INLAND FINANCIAL HOLDINGS INC. (NEVADA)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE)
        The Angelina Free Press, Inc. (Texas)
        Del-Tin Fiber L.L.C.  (Arkansas) (50% interest)
        Eastex Incorporated (Texas)
        Evadale Realty Company (Delaware)
            Bestile Manufacturing Company (California)
        Fortra Fiber-Cement L.L.C. (Delaware)(50% interest)
        Home Owners Trust Company (Texas)
        Inland Eastex Extrusion Company (Delaware)
        Inland Eastex (Nevada) Inc. (Nevada)
            Inland Eastex LP (Delaware)
        Sabine Investment Company of Texas, Inc. (Texas)
        Scotch Investment Company (Texas)
        Scotch Properties Management Inc. (Delaware)
        Southern Pine Lumber Company (Texas)
        Southern Pine Plywood Co. (Texas)
        Standard Gypsum L.L.C. (Texas)(50% interest)
        Templar Essex Inc. (Delaware)
        Temple Associates, Inc. (Texas)
        Temple Industries, Inc. (Texas)
        Temple-Inland Food Service Corporation (Delaware)
        Temple-Inland Forest Products International Inc. (Delaware)
            Planfosur S. de R.L. de C.V. (Mexico)
                      Plantaciones Forestales del Sureste, S.A. de C.V. (Mexico)
            Temple Engineered Lumber Products Inc. (Yukon, Canada)
            Temple Pembroke Inc. (New Brunswick, Canada)
            507789 N.B. Inc. (New Brunswick, Canada)
        Temple-Inland Recaustisizing Company (Delaware)
        Temple-Inland Recovery Company (Delaware)
        Temple-Inland Stores Company (Delaware)
        Temple-Inland Trading Company (Delaware)
        Temple Lumber Company (Texas)
        Texas Southeastern Railroad Company (Texas)
        Topaz Oil Company (Texas)



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                                                                      EXHIBIT 21
                 SUBSIDIARIES OF TEMPLE-INLAND INC. (CONTINUED)
                 ----------------------------------------------
                      Name (Jurisdiction of Incorporation)
            All Subsidiaries are wholly-owned unless noted otherwise.

        TEMPLE-INLAND FINANCIAL SERVICES INC. (DELAWARE)

            Guaranty Holdings Inc. I (Delaware)
                     Guaranty Federal Bank, F.S.B. (Federal)
                           Guaranty Group Inc. (Texas)
                           MBHC Inc. (Nevada)
                                  Temple-Inland Mortgage Corporation (Nevada)
                                         Knutson Mortgage Corporation (Delaware)
                                         Western Cities Mortgage Corporation
                                         (California)
                           Participation Purchase Corporation (Nevada)
                           RWHC Inc.(Nevada)
                                  Guaranty Preferred Capital Corporation
                                  (Nevada)
                           Stockton Financial Corporation (California)
                           Stockton Service Corporation (California)
                           501 Weber Bldg., Inc. (California)
                           TMF Holding Inc. (Delaware)
                           Temple-Inland Properties Inc. (Delaware)
                    Stanford Realty Advisors, Inc. (Delaware)
            LIC Investments Inc. (Delaware)
                    IBHC Inc. (Delaware)
            Lumbermen's Investment Corporation (Delaware)
                    CNB/LIC Investors Ltd. (Texas)
                    LIC Financial Corporation (Delaware)
                    LIC Ventures, Inc. (100%)
                    Onion Creek Wastewater Corporation (Texas)
                    Olympia Joint Venture (Texas) (50% interest)
                    Stoneleigh In Spring Creek Limited Partnership (59.0% interest)
                    Tampa Palms Apartments, Ltd. (Florida) (69.0% interest)
                    Town Place Apartment Limited Partnership (69.0% interest) Town Place Apartment - Phase II Limited Partnership (69.0% interest)
                    Turnbury Park Apartments, Ltd. (69.0% interest)
                    Sunbelt Insurance Company (Texas)
                    Timberline Insurance Managers, Inc. (Texas)
                           Premium Acceptance Corporation (Texas)
                           The Insurance MarketPlace Agency, Inc. (Texas)
                           The Insurance Marketplace, Inc. (Texas)
                    West Houston Residential Development Partners (Texas) (60% interest)
            Temple-Inland Capital Inc. (Delaware)
            Temple-Inland Life Inc. (Nevada)
                    Temple-Inland Insurance Corporation (Delaware)
                           EB Holdings Inc. (Delaware)
            Temple-Inland Realty Inc. (Delaware)
                    Temco Associates (Georgia)(50% interest)

TEMPLE-INLAND RESOURCE COMPANY (NEVADA)